UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: August 16, 2017

(Date of earliest event reported)

Financial Engines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1050 Enterprise Way, 3rd Floor, Sunnyvale, CA, 94089

(Address of principal executive offices, including zip code)

(408) 498-6000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2017, Financial Engines, Inc. (the “Company”), in connection with a registered underwritten public offering of shares of its common stock (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with entities affiliated with Warburg Pincus LLC, named therein (the “Selling Stockholders”) and Morgan Stanley & Co. LLC (the “Underwriter”), pursuant to which the Selling Stockholders agreed to sell to the Underwriter an aggregate of 4,109,128 shares of common stock of the Company. The Company will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Selling Stockholders. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, its affiliates and the Selling Stockholders, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve the Company’s securities and/or its instruments. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 8.01	Other Events.

The Offering closed on August 22, 2017. A copy of the closing press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In connection with the Offering, the Company is filing the opinion of Pillsbury Winthrop Shaw Pittman LLP as part of this Current Report on Form 8-K. The opinion of Pillsbury Winthrop Shaw Pittman LLP (including the consent of Pillsbury Winthrop Shaw Pittman LLP) is contained in Exhibit 5.1 hereto, which exhibit is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Other Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated August 16, 2017

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

99.1	Press Release dated August 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2017	Financial Engines, Inc.

	By:	/s/ Lewis E. Antone, Jr.
	Name:	Lewis E. Antone, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated August 16, 2017

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

99.1	Press Release dated August 22, 2017.